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                                                           Exhibit 10.3

                                FULLY DISCLOSED CLEARING AGREEMENT

This Fully Disclosed Clearing Agreement between RPR Clearing Services ("RPRCS"), a division of Rauscher Pierce Refsnes, Inc. ("RPR"), a Delaware corporation, with its principal place of business at 515 Olive, Suite 504, St. Louis, Missouri, and the party signing below with its principal place of business, and form of organization as set below ("Correspondent").

1. Agreement

    1.1

    Pursuant to this Agreement, RPRCS will i) receive from the Correspondent and cause to be executed orders to buy and sell Securities for the accounts of Correspondent or its customers (the "Accounts"); ii) clear and settle Trades by causing the Securities sold and delivered to, borrowed by or held by RPRCS to be delivered to buyer against payment of the purchase price, and, where funds are on hand for the account of, or credit may be extended to, the buyer, as more fully provided for herein, receive Securities purchased and pay the purchase price therefore; iii) collect for Correspondent the fees, commissions and other charges, as set by Correspondent, paid by Customers and other income collected for Correspondent and hold the same in an account therefore (the "Payment Account"); and iv) extend credit to, and finance Account Debits of, Customers pursuant to Applicable Rules and RPRCS's Credit Policies. In utilizing and performing the aforesaid services (the "Services"), Correspondent and RPRCS shall do so in accordance with RPRCS's Procedures and Applicable Rules.

    1.2

    Correspondent will utilize the clearance services for the clearance of Trades. Notwithstanding the foregoing, RPRCS may refuse to execute, clear or settle any Trade, to carry or continue to carry any Account, or to finance or continue to finance any Account Debit and may liquidate any and all Trades for an Account and collateral for Account Debits if: i) Correspondent requests; ii) the Customer dies, becomes incapacitated, becomes bankrupt, insolvent or fails to honor its obligations timely;
    iii) to do otherwise would violate an Applicable Rule or RPRCS's Credit Policy; or iv) RPRCS, in its sole discretion, determines to do so.

    1.3

    As used herein: i) Trades means purchases or sales of Securities; ii) Account Debits are debits and charges to an Account, whether arising out of a Trade, an extension of credit or financial accommodation or otherwise; iii) Applicable Rules are the laws, rules and regulations and interpretations thereof of the Federal and all applicable state governments and regulatory bodies and the rules, constitutions and by-laws of all Self

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    Regulatory Organizations and the customs and usages of the exchange or market where a Trade is effected and the Clearing House for such market to the extent any of the aforesaid are applicable to the party referred to in the context of this Agreement; iv) Customers means the legal and beneficial owners of Accounts and may include Correspondent; and v) Credit Policies are the standards established by RPRCS, from time to time, on the basis of which RPRCS will extend or maintain credit for a party and are as set forth in the RPRCS Procedures. With respect to RPRCS's Procedures and Credit Policies, RPRCS may, from time to time, change, add to or delete said Procedures or Credit Policies. All other capitalized terms are as defined in this Agreement, and in the absence thereof shall have the meaning set forth in the Securities Exchange Act of 1934 and the rules adopted thereunder.

2. Functions and Obligations of RPRCS

    2.1

    As part of the Services, RPRCS will issue confirmations and periodic statements of account directly to Customers on RPRCS's forms indicating that the Account is serviced by RPRCS, courtesy of Correspondent, and shall send Correspondent copies of such confirmations, statements and all other written communications sent to or received from or for a Customer or Account. However, if RPRCS arranges for or provides Correspondent facilities and access to data for the preparation and transmission of confirmations and statements of account, Correspondent shall promptly issue confirmations for each Trade and timely issue periodic statements of account in accordance with Applicable Rules.

    2.2

    RPRCS has furnished Correspondent forms of agreements and information statements for Accounts which, if completed, will provide RPRCS the agreements and information necessary for the Services. Correspondent will use such agreements and statements or such other agreements and statements as RPRCS approves in writing. It is Correspondent's obligation to obtain and supply RPRCS with such executed documents, data and other information and to update such data and documents when necessary in such form or format, to establish and maintain an Account. Until the foregoing is accomplished, no Account will be deemed established, no Account Debits will be allowed or Trades placed by Correspondent, provided, however, that RPRCS may, on Correspondent's specific request, accept and process Trades for an Account, pending completion of the documentation, as Trades for a Cash Account.

    2.3

    RPRCS will prepare and maintain books and records with respect to the Accounts and trades required by Applicable Rules. To the extent information in these books and

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    records is supplied by Correspondent, Correspondent is responsible for the completeness, accuracy, timeliness and sufficiency thereof.

    2.4

    RPRCS will receive, hold and deliver cash and securities to, from or for the Accounts pursuant to instructions from Correspondent or in performance of the Services, provided, however, that RPRCS shall not be responsible for any Securities until received by, or any cash until collected by RPRCS, and further provided that RPRCS need not accept any instruction which is contrary to or would violate Applicable Rules, RPRCS's Credit Policies and Procedures or this Agreement. To the extent Customers' funds and securities are held by RPRCS, RPRCS shall be responsible for the safeguarding thereof, collecting and disbursing dividends and interest thereon, processing Customers' directions regarding the exercise of proxies, exchange and tender offers and rights and warrant offerings and redemptions with respect thereto, and processing directions to transfer Accounts. Except for instructions to transfer an Account to another broker, RPRCS need not accept any order or direction with respect to an Account or Trade from or for a Customer, other than from Correspondent, and Correspondent shall promptly direct RPRCS to implement any proper order or direction Correspondent receives from Customer.

    2.5

    In performing the Services, RPRCS may use the services of banks, trust companies, clearing corporations, automated clearing houses, SEC registered Clearing Agencies, the Federal Reserve book entry system and wire transfer system, courier and armored car services, and the U.S. Postal Service. In causing Trades to be executed, RPRCS may use other brokers, dealers, and automated order execution systems offered by various Self Regulatory Organizations. In performing the recordkeeping, accounting, confirmation and statement preparation and other Services, RPRCS may use services and facilities, including computers, programs and telecommunications, provided by third parties (the "Vendors"). RPRCS shall have no liability for the failure to perform, errors or omissions in performance or delay in, inadequacy or insufficiency of performance of such other entities unless RPRCS shall have been negligent in choosing such third parties to provide such services and facilities.

    2.6

    RPRCS may identify to Correspondent one or more of the Vendors. Correspondent will contract with such Vendor(s) as RPRCS reasonably designates for such services as RPRCS designates so as to enable Correspondent and RPRCS to perform hereunder, provided, however, that if permitted by RPRCS, Correspondent may contract with a party other than Vendor for such services.

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3. Fees

    3.1

    Correspondent shall pay RPRCS the fees set forth in the Fee Schedule attached hereto. RPRCS may deduct such fees and all other sums Correspondent owes it from the Payment Account, the Deposit Account or any other money and property of Correspondent held by or in the possession or control of RPRCS. After making the aforementioned deductions, RPRCS will each month pay Correspondent the balance in the Payment Account. RPRCS may at anytime i) on 90 days notice effective no sooner than one year from the date hereof, increase the fees in the Fee Schedule, and ii) add new or expanded services and set the price thereof, as an amendment to the Fee Schedule, on notice to Correspondent. Correspondent will reimburse RPRCS's expenses at cost subject to a maximum of $5,000.00 to convert the Accounts to any other party at the termination of this Agreement other than a termination by RPRCS without cause.

    3.2

    As additional consideration for performing the Services, RPRCS shall retain the benefit, if any, of utilizing the funds and Securities in the Accounts and of carrying Account Debits. RPRCS shall be responsible for compliance with Applicable Rules regarding extension and maintenance of credit and financing of Account Debits, the payment and charging of interest and the hypothecation and lending of Securities. RPRCS shall bear the costs to finance Account Debits and to effect stock borrows.

4. Functions and Obligations of Correspondent

    4.1

    Correspondent will obtain, verify and retain proper and customary documentation which is current, correct and appropriate for each Account, and will supply RPRCS with such as is necessary for RPRCS to perform the Services. Correspondent will give all Customers notices, disclosure documents and Prospectuses required under Applicable Rules, provided, however, that the notices required by New York Stock Exchange Rule 382 and Securities Exchange Act Rule 10b-16 and any other document referring to RPRCS shall be only as approved by RPRCS. No Account may be opened or Trade accepted until the Account has been approved in writing by a principal of Correspondent with options Accounts to be approved by a Registered Options Principal employed by Correspondent.

    4.2

    Correspondent will learn the essential facts relative to each Customer, every order, every Trade, every Cash or Margin Account and every person holding power of

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    attorney over any Account. Correspondent will establish and maintain compliance and supervisory procedures adequate to assure compliance by Correspondent, its agents, servants and employees with all Applicable Rules and this Agreement and will not act or omit to act so as to cause RPRCS to violate Applicable Rules or this Agreement. Correspondent's compliance and supervisory procedures shall include, among other things: opening, approving and monitoring Accounts, including checking for suitability and appropriate trading; review and supervision of orders, Trades, instructions and Accounts, including assuring that all orders, Trades and instructions received from Customers have been executed and are as ordered by the Customer; the furnishing of investment advice and recommendations; handling and supervision of discretionary accounts; handling of Accounts for employees or officers of a) Self Regulatory Organizations of which either RPR or Correspondent are members or b) member firms thereof or c) other financial institutions; compliance with restricted/ control stock requirement; and the securing and transmission, as directed by RPRCS, of orders for execution in form and format satisfactory to RPRCS.

    4.3

    Correspondent assures RPRCS that: i) Customers who effect transactions in Margin Accounts or have or establish Account Debits will timely deliver initial margin and maintenance margin and timely pay Account Debits and interest and other charges incurred; and ii) Customers who effect transactions in Cash Accounts will timely deliver the purchase price or Securities sold in readily negotiable form. Correspondent will promptly deliver to RPRCS all funds and Securities received from or for Customers and will follow the procedures established by RPRCS for transmitting funds, Securities and information to RPRCS regarding Customers, Accounts, Trades, orders and Securities. Correspondent will promptly transmit to Customers requests for initial and maintenance margin, and funds or Securities to settle Trades or pay Account Debits. If a Customer fails timely to make such deposits, deliveries, or payments, Correspondent will effect a "buy-in" or "sell-out" of the Trade or Account or liquidate an Account Debit. Notwithstanding the foregoing, RPRCS, in its sole discretion, may "buy-in" or "sell-out" any Trade or Account or liquidate an Account Debit. It is Correspondent's obligation that Customers promptly pay any deficiency resulting from any "buy-in" or "sell-out" or liquidation. Correspondent may request RPRCS to alter or waive compliance with any one or more provisions of its Procedures as regards one or more Accounts or one or more Trades and by so requesting, undertakes to reimburse, indemnify and hold harmless RPRCS by reason of such request(s) and accommodation by RPRCS.

    4.4

    Correspondent shall obtain and maintain the necessary documents, information, systems and interfaces with RPRCS's systems in order to perform its duties hereunder. Correspondent assures RPRCS that: i) all Accounts opened, orders placed, Trades effected, credit obtained, Account Debits established or maintained are

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    duly and validly authorized, legally binding upon and enforceable according to their terms against the Customer; ii) all securities delivered by a Customer or Correspondent to RPRCS are genuine, will be in good delivery form, free of liens, claims and encumbrances and have not been reported as lost, missing or stolen; iii) all documents delivered to RPRCS will be genuine and duly executed by the parties named therein.

    4.5

    Correspondent shall handle and resolve between itself and Customer all complaints and inquiries from Customers. RPRCS shall reasonably cooperate with Correspondent by providing such information and copies of documents and records as are reasonably necessary for Correspondent to respond to such inquiries and complaints.

5. Representations and Warranties

    Correspondent and RPR each make the following and continuing representations and warranties to the other:

    a) It is duly organized and in good standing under the laws of the jurisdiction pursuant to which it was formed and is qualified to do business in each state in which it does business and is required to qualify;

    b) it has the requisite power and authority to enter into, execute and perform under this Agreement and when so executed and delivered to the other party this Agreement constitutes a legal, valid and binding obligation upon it;

    c) it and its employees, when so required, are registered as a broker, dealer or agent under the applicable state "blue sky" laws and the Securities Exchange Act of 1934 and is a member in good standing of every Self Regulatory Organization of which it is a member or participant;

    d) it, its officers, directors, agents, employees and servants are in compliance with all Applicable Rules and there is no claim, action, proceeding, arbitration, investigation or inquiry pending or threatened before any federal, state, municipal, foreign or other court or governmental or administrative body or agency or Self Regulatory Organization or private arbitration tribunal alleging a violation of an Applicable Rule seeking damages in excess of 5% of the party's net worth nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry; and

    e) each party in acting hereunder may rely upon and follow the oral or written instructions of the officers, agents, employees and servants of the other party provided, however, that with respect to Correspondent such officers, agents,

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       employees and servants shall have been identified by Correspondent to
       RPRCS in writing from time to time.

6. Information and Cooperation

    6.1

    Each party shall promptly furnish to the other, as soon as it is available, copies of the audited annual financial statement and such other financial statements as it is required to send to Customers under Applicable Rules. Correspondent shall promptly furnish RPRCS its unaudited quarterly financial statement (Focus Report if it is a broker-dealer), copies of all other documents or reports on the results of its operations and financial conditions as it publicly disseminates, and such interim and additional financial information as RPRCS may, from time to time, request.

    6.2

    Promptly after Correspondent knows or has reason to believe that it is or will be the subject of or named in any claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court, or governmental or administrative body or agency or Self Regulatory Organization or private arbitration tribunal alleging violation of Applicable Rules or seeking damages in excess of $10,000 which are not otherwise covered by insurance and the defense of which or liability therefor has not been assumed or acknowledged by its insurers, Correspondent will furnish RPRCS a statement setting forth the material facts and circumstances with respect thereto.

    6.3

    Each party shall cooperate fully with the other so as to aid each other in complying with Applicable Rules, and will make available to the other, its attorneys, accountants and authorized agents such documents, books and records as may be necessary to comply with Applicable Rules or to defend against a charge alleging, or investigation into whether there has been, a violation of Applicable Rule.

    6.4

    Correspondent shall not advertise, publicly refer to or hold out this Agreement the services provided hereunder or the existence of any relationship with RPRCS without RPRCS's prior written consent as to each such advertisement, reference or holding out. Correspondent shall not make this Agreement or its fee schedule(s) available to any third party except for a Self Regulatory Organization.

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    6.5

    Each party shall use its best efforts to prevent unauthorized access to, disclosure of, and will keep confidential, any information it receives pursuant to or in connection with this Agreement which is private or confidential to the other party and is not otherwise publicly available. This shall not preclude disclosing information to persons where such is required for a party's performance hereunder. Neither party shall be prohibited from disclosing information pursuant to a subpoena, search warrant, summons or request of a governmental agency or Self Regulatory Organization, provided it first gives notice thereof to the other party.

7. Indemnity

    7.1

    Each party shall indemnify and hold harmless the other, and its controlling persons, officers, directors, agents, servants and employees (the "Indemnified Party") from and against costs, losses, claims, liabilities, fines, penalties, damages and expenses (including reasonable attorneys' and accountants' fees) ("Claims") arising out of or resulting from any actual or alleged breach by the indemnifying party of this Agreement or its failure or omission fully to carry out its duties or obligations hereunder, including Correspondent's obligations under paragraph 4 and RPRCS's obligations under paragraph 2.

    7.2

    The Indemnified Party shall give prompt notice of a Claim (the "Notice of Claim") to the indemnifying party and, when known, the facts forming the basis for such Claim, and the indemnifying party shall promptly pay such claim. If a Claim involves any claim or demand by third party, the indemnifying party shall be entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such Claim at its expense and through counsel of its own choosing, if it gives written notice to the Indemnified Party within 5 days after the Notice of Claim is given. If the indemnifying party has assumed the defense of a Claim, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, provided, that an Indemnified Party may settle or compromise any Claim without such consent if the Indemnified Party does not seek indemnification therefor.

    7.3

    The indemnifying party shall promptly pay the expense of an Indemnified Party on a continuing basis in defending against a Claim. All such proper expenses not paid within 30 days after an invoice is rendered therefore shall bear interest at a rate equal

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    to one hundred and twenty-five percent (125%) of the interest rate charged for an Account Debit.

    7.4

    Unless specifically provided otherwise in this Agreement, neither party shall be responsible or liable for any Claim or damages of a third party, including a Customer, arising out of or caused, directly or indirectly, by its failure to perform or delay in performance of any obligations under this Agreement to the extent such failure or delay is caused by circumstances beyond that party's reasonable control, including, without limitation: acts of God; interruption, delay in, loss (partial or complete) of computer (hardware or software), public utility or telecommunication service; act of civil or military authority; sabotage; natural emergency; epidemic; war; government action; civil disturbance; explosion; flood; earthquake; fire; or other catastrophe; strike or other labor disturbance; government or Self Regulatory Organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment, or transportation; provided however, that upon the occurrence of any of these events, the party excused from liability or responsibility shall use reasonable efforts to remedy or otherwise overcome such event.

    8. Deposit Account: Payment Account

    8.1

    Upon execution hereof, RPRCS shall establish on its books an account for, and in the name of, Correspondent entitled Clearing Deposit Account ("Deposit Account"). RPRCS shall not be obligated to perform or to continue to perform any of the Services at any time that the aggregate of the cash and the fair market value, as determined by RPRCS in the sole exercise of its discretion, of Securities which are a) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States, b) acceptable to RPRCS and c) registered in RPRCS's name or otherwise in form for good delivery, is less than the amount set forth at the foot of this Agreement as the Minimum Balance. Promptly upon being so notified by RPRCS, Correspondent shall deposit additional cash or Securities of the type described above so that the balance in the Deposit Account at least equals the Minimum Balance. On notice to Correspondent, given 10 business days in advance, RPRCS may increase or decrease the Minimum Balance up to an amount equal to the aggregate of all Claims plus ten percent of all Account Debits plus all sums owed to RPRCS by Correspondent.

    8.2

    The Deposit Account is not part of RPRCS's capital, does not constitute a partnership or equity interest in RPRCS, will not be subordinated to the claims of RPRCS's creditors and shall not be deemed to be margin for any Account, unless specifically

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    agreed to in writing by both RPRCS and Correspondent. RPRCS may use the funds and Securities in the Deposit Account in the course of RPRCS's business and shall not be obligated to pay Correspondent any fee or interest received on or derived from such use, except for interest payable on the Securities therein, and interest on the cash balances at the rate set forth in the Fee Schedule.

    8.3

    For any claim RPRCS may have, from time to time, against Correspondent and for any claim RPRCS may have against any Account or Customer, RPRCS shall have a continuing security interest, general lien and right of setoff with respect to and Correspondent pledges to RPRCS:

    a) the Deposit Account, the Payment Account and the relevant Accounts; and b) all the monies, Securities and other property belonging to the Correspondent in the possession or control of Correspondent or a financial intermediary for the account of Correspondent and authorizes RPRCS to perfect such security interest by giving notice thereof to such financial intermediary. If RPRCS shall have a claim against Correspondent (including Claims) or against an Account or Customer which has not been promptly paid after RPRCS demands payment thereof, RPRCS shall have the right, at any time, to withdraw the amount thereof, including liquidating Securities and property to raise such sums, from the Accounts and other property in the following order: i) the relevant Account, ii) the Payment Account; iii) the Deposit Account and iv) other Securities and property held by RPRCS for the Account, Customer or Correspondent. RPRCS shall promptly notify Correspondent of any such liquidations and withdrawals.

    8.4

    Promptly upon termination or expiration of this Agreement, RPRCS shall deliver to Correspondent the contents of the Deposit Account, less any withdrawals made pursuant to this Agreement. In addition, RPRCS may withhold such amounts from any Account, including the Payment Account and Deposit Account, as RPRCS deems appropriate with respect to any open items or pending or anticipated claims or proceedings regarding such Account, Customer or Correspondent until the final resolution thereof.

9. Termination

    9.1

    Either party may terminate this Agreement by written notice given to the other party:

    a) as of a date not less than 90 days from the date of the notice and effective no sooner than one year from the date hereof provided, however, that if Correspondent

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    terminates prior to one year from the date hereof, Correspondent shall pay, as liquidated damages, an amount equal to 12 less the number of completed months in which the Services have been performed multiplied by the Minimum Fee listed in the Fee Schedule or, if no Minimum Fee is listed, the sum of all Fees for Services due, owing or paid divided by the number of completed calendar months covered by such Fees, and further provided Correspondent may terminate by notice not less than 60 days before the date an increase in fees is effected by RPRCS pursuant to 3.1 hereof; or

    b) as of a date not less than 5 business days after notice if the other party shall materially fail to perform or observe any provision of this Agreement applicable to it, whether or not such party is responsible or liable for any loss resulting from such failure to perform, and such failure shall continue unremedied for a period of 30 days after written notice is given by the non-defaulting party specifying the failure and demanding that it be remedied; or

    c) effective immediately if the other party or any parent, affiliate or subsidiary shall: i) become or be declared insolvent; ii) voluntarily file, or be the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; iii) make a general assignment for the benefit of its creditors; iv) admit in writing its inability to pay its debts as they mature; v) sell or enter into negotiations to sell substantially all of its assets; vi) file an application for, or consent to, the appointment of or there is appointed any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or of all or any portion of its property, including, without limitation, the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors; vii) file a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or viii) take any corporate action for the purpose of effecting any of the foregoing; or

    d) effective immediately if any statement, representation or warranty made herein or in any document provided in connection with this Agreement shall be, or have been at the time made, false or misleading in any material respect.

    9.2

    RPRCS may terminate this Agreement on notice to Correspondent if, at anytime, RPRCS, in its sole discretion, determines that: i) there has been a material adverse change in the financial condition or results of operations of Correspondent; ii) as a result of event(s) or circumstance(s) there has been a material adverse change in the creditworthiness of Correspondent; or iii) it has or may have Claim(s) arising out of

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    Correspondent's breach of its obligations hereunder, including those under paragraphs 3 and 4 hereof, in excess of ninety percent (90%) of the balances in the Payment Account and the deposit Account.

    9.3

    Notwithstanding the termination of this Agreement, the rights and obligations of the parties set forth in paragraph 7 hereof shall continue and survive any termination.

10. General Provisions

    10.1

    This Agreement shall be governed by, interpreted under and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

    10.2

    To the extent that any provision herein is inconsistent with or in violation of an Applicable Rule, that provision shall be deemed deleted as a part of this Agreement and shall not otherwise affect any other provision of this Agreement. The parties shall use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such deleted provision in light of the tenor of this Agreement. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

    10.3

    Notices hereunder, other than in connection with the performance of the Services which may be given orally, shall be in writing delivered to the party at the address set forth herein or such other address as each shall designate to the other and shall be deemed given when received but may be given orally if confirmed in a writing which is promptly delivered.

    10.4

    Without the prior written consent of the other party, neither party may transfer its rights or duties hereunder, except to one succeeding to its business by operation of law.

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    10.5

    This agreement represents the entire agreement among the parties hereto, supersedes all prior agreements and understandings with respect to the subject matter hereof, and may be modified or breach waived only in writing by an instrument signed by the party against which such amendment or waiver is sought to be enforced. The waiver or failure to act by a party with respect to the breach by the other party of any provision of this Agreement shall not constitute a waiver of any subsequent breaches of that or any other provision of this Agreement, or an amendment of this Agreement.

    10.6

    The headings contained in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

    10.7

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

    10.8

    The imposition or allocation of any burden or duty on or to one or the other party by this Agreement does not and is not intended to, impose or create any burden, duty or right in favor of or for the benefit of any person or entity not a party to this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement in St. Louis, Missouri, as of the date set forth below.


RPR CLEARING SERVICES


By:                     /S/ JOHN E. HICKEY
                        ------------------------------------
                        John E. Hickey, President

THE CHAPMAN COMPANY

By:                     /S/ NATHAN A. CHAPMAN, JR.
                        ------------------------------------
                        Nathan A. Chapman, Jr., President

Address:                Two Hopkins Plaza, Suite 1010
                        Baltimore, Maryland 21201

a x corporation  __limited partnership  __partnership

State of Organization:  Maryland

Minimum Balance:        $35,000.00

Dated :                 1-22-91

I. Clearance Fees
   A.  Equities                                  $21.00 per ticket
   B.  Options                                   $18.00 per ticket
   C.  Principal Equities
       1.  Customer                              $22.00 per ticket
       2.  Firm
           a.  Executed Through RPR              No Charge
           b.  Executed Away, give-up RPR
               1.  NSCC/DTC Eligible             $12.50 per ticket
               2.  Physical                      $25.00 per ticket
   D.  Principal Bonds
       1.  Customer                              $25.00 per ticket
       2.  Firm
           a.  Executed through RPR Desk         No Charge
           b.  Executed away, give-up RPR        $25.00 per ticket
   E.  Syndicate
       1.  Customer                              $22.00 per ticket
       2.  Pick-up/Dealer Ticket                 $25.00
   F.  Mutual Funds
       1.  Fund Serve Trade                      $20.00 per ticket
       2.  Non-Fund Serve Trade                  $25.00 per ticket
   G.  Volume Discounts
       1. Clearance charges will be discounted for the first three months Broker transacts its business through RPR Clearing.
           a.  First Month                       35%
           b.  Second Month                      25%
           c.  Third Month                       10%

       2. Once Broker has gone beyond the first six months of transacting its business through RPR Clearing, RPR agrees to the following customer ticket discounts based on total monthly customer ticket volume. The total number of customer tickets determines the discount on the total of the clearance charges.

          a.  Less than 750 tickets per month    No Discount
          b.  750 to 999 tickets per month       3%
          c.  1,000 to 1,999 tickets per month   5%
          d.  2,000 tickets per month and above  7.5%


II. Execution Fees
    A.  Listed Equities
        1.  Machine Market Orders
            a. From 1 to 2,099 shares            $2.00 flat
            b. 2,100 and above                   .01 per share

        2.  Voice and Limit Orders               .01 per share

    B. OTC Away. If you would do your OTC agency trades through another broker and give-up RPR for clearance, we would charge $5.00 per ticket.

    C.  Agency Corporate Bond                    $1.00 per bond
                                                 $3.00 minimum,
                                                 $15.00 maximum
    D.  Options
        Price                  Charge per Contract
        1.  1/16--7/16             .75
        2.  1/2--15/16             1.00
        3.  1--3 15/16             1.50
        4.  4--7 15/16             2.00
        5.  8--13 15/16            2.50
        6.  14 and up              3.00


III.  Miscellaneous Fees
      A.  Extensions                             $10.00
      B.  Mailgrams                              $10.00
      C.  Bank Wire Customer Funds               $10.00

      D.  Returned Check                         $25.00
      E.  Accommodation Transfer                 $20.00
      F.  Legal Deposit                          $10.00
      G.  Legal Transfer                         $15.00
      H.  Physical Reorganization Item           $30.00
      I.  Non Physical Reorganization Item       $10.00
      J.  Rule 144 Item                          $25.00
      K.  Cancel & Rebill                        $ l5.00
      L.  Transfer Agent Fees                    At Cost
      M.  Rush Transfer                          At Cost
      N.  Registered Mail                        At Cost
      O.  Forms                                  At Cost

      P. Postage will be charged to client on confirmation at $1.75 per transaction. Broker will be credited with $.50 per ticket if confirmations are printed and mailed from their office. Postage is not charged on institutional DVP/RVP transactions.


IV. Interest

    A. Margin Debits

       1. RPR will charge interest on Broker's customer margin debit balances to Broker's customers' margin accounts using RPR schedule.

       2. RPR will charge Broker the broker call rate plus 1/2% for all of Broker's customers' debit balances on a daily basis.

       3. RPR will credit Broker with the interest we charge on Broker's customer accounts and deduct the RPR charge.

    B. Customer free credits. RPR will credit Broker 25 basis points for all of Broker's customer free credit balances.

    C. Money market fund rebate. RPR will credit Broker with 50% of the money market rebate received by RPR on all Broker's customer money market fund balances.

V. Monthly Minimum of Combined Clearance and Executions $1,000.00

                AMENDMENT TO FULLY DISCLOSED CLEARING AGREEMENT

This amendment (the "Amendment") to the agreement (the "Existing Agreement") between RPR Clearing Services ("RPRCS"), a division of Rauscher Pierce Refsnes, Inc., a Delaware corporation ("Rauscher"), its affiliate, Regional Operations Group, Inc., a Minnesota corporation ("ROG"), and the party signing below ("Correspondent"), is made as of the date set forth below. Except as otherwise specified in this Amendment, defined terms used herein have the meanings set forth in the Existing Agreement. The Existing Agreement, as modified to reflect the additions, deletions and changes contained in this Amendment, is referred to herein as the "Agreement."

1. RECITALS. The second paragraph contained under the heading "Recitals" in the Existing Agreement is hereby amended to read as follows:

    "WHEREAS, the Clearing Firms have established certain procedures with respect to the offer, use and performance of the Services (the "Procedures"), have adopted standards for the extension of Margin (the "Credit Policies") and have allocated between themselves the functions to be performed and Services to be provided by each of RPRCS and ROG (as set forth in Section 1 below); "

2. SERVICES TO BE PERFORMED BY THE CLEARING FIRMS. Section 1 of the Existing Agreement is hereby amended as follows:

    a. ALLOCATION OF FUNCTIONS BETWEEN RPRCS AND ROG. The lead-in and Sections
       1.1 through 1.7 of the Existing Agreement are hereby amended to read as follows:

    SECTION 1. SERVICES TO BE PERFORMED BY THE CLEARING FIRMS

    The Clearing Firms, acting as the Correspondent's agents, shall perform the following Services with respect to the Accounts opened by Correspondent and introduced to ROG through the courtesy of RPRCS in accordance with Section
    2.1 below:

        1.1 FUNCTIONS AND OBLIGATIONS OF RPRCS. RPRCS shall perform the following functions and provide the following Services to the Accounts introduced to ROG by the Correspondent through the courtesy of RPRCS:

           (a) OPENING OF ACCOUNTS. RPRCS will forward to ROG promptly upon receipt from the Correspondent in accordance with Section 2.1 below the basic information required in order for ROG to establish an account (the name, address, tax identification number, standing instructions, representative number and such other information as ROG may deem necessary to perform the services in accordance with the Applicable Rules and the Procedures), and will deliver to ROG copies of such documents and agreements as may be requested by ROG in order to perform its Services in accordance with the Applicable Rules and the Procedures. Upon receipt of information from a Correspondent changing or correcting any information with respect to the Account, RPRCS will either enter such changed or corrected information directly into the computer system established and maintained by ROG or forward such information (along with any additional or revised documents or agreements) to ROG in order to enable it to make such change or correction.

           (b) EXECUTION OF TRADES. In accordance with orders and instructions from the Correspondent pursuant to Section 2.2 below, and except as otherwise agreed pursuant to such section, RPRCS shall execute all Trades within the Accounts and forward such orders and instructions with respect to such Trades to ROG for clearing and settlement. In accordance with Section 2.5 below, RPRCS shall receive from Correspondent or directly from Customer any securities sold and will deliver such securities overnight to ROG for delivery to the buyer against payment of the purchase price therefor and shall receive from Correspondent or directly from Customer and promptly deposit in local ROG bank accounts established for the benefit of RPRCS all funds and checks for transactions in the Account.

           (c) CONFIRMATIONS AND STATEMENTS. Except as may otherwise be agreed pursuant to Section 2.2 below, RPRCS shall generate and mail directly to Customers in accordance with instructions received and accepted from Correspondent confirmations with respect to all Trades in an Account. In addition, RPRCS shall prepare using information provided by ROG and shall mail directly to Customers in accordance with instructions received and accepted from the Correspondent periodic statements in accordance with the Applicable Rules. RPRCS shall provide copies to the Correspondent of all confirmations and statements prepared or sent by it and any other written communications sent or received from the Customer. All confirmations and statements prepared and mailed pursuant to this Agreement shall indicate that the Account is carried and Trades are cleared and settled by ROG through the courtesy of RPRCS, a division of Rauscher. Each statement shall contain the name and telephone number of the Customer Service Department at RPRCS that Customers can contact with questions regarding the Account and shall disclose that all funds and securities of Customers are located at ROG and not the Correspondent.

           (d) BOOKS AND RECORDS. RPRCS will forward to ROG such information as is necessary for ROG to prepare and maintain books and records with respect to the Trades and Accounts in accordance with the Applicable Rules. RPRCS shall also maintain on behalf of the Correspondent such additional books, records, and other documents or information as the Correspondent shall request and RPRCS shall agree. RPRCS shall promptly upon request of the Correspondent provide Correspondent with access to and, at the Correspondent's expense, originals or copies of any such books, records, documents and information in the possession of RPRCS.

           (e) CASHIERING. RPRCS shall assist ROG in performing certain cashiering functions for Correspondent, including the receipt and deposit to local ROG bank accounts established for the benefit of RPRCS of funds and checks and cash and the receipt and overnight delivery to ROG of securities sold for the Accounts as well as certain administrative functions relating thereto. RPRCS shall be responsible for performing all administrative and bookkeeping functions and certain other Services functions with respect to the collection of deposits, fees and charges from Correspondent and its Customers on behalf of itself and ROG and shall perform such Services with respect to the reconciliation of ROG bank accounts established for the benefit of RPRCS as shall be agreed from time to time by ROG and RPRCS. The Clearing Firms shall not be responsible for any securities until received by RPRCS or any funds until collected by RPRCS from Correspondent or Customer. The Clearing Firms need not accept any instruction in violation of the Applicable Rules or contrary to the Procedures or Credit Policies.

           (f) MARGIN. With respect to any Account in which Margin is requested to be extended, RPRCS shall obtain from Correspondent and Forward to ROG an agreement executed by the Customer in form and substance satisfactory to the Clearing Firms (the "Margin Agreement"). RPRCS will act as the agent of ROG in performing such Services in connection with Margin Accounts and the extension of Margin as may be agreed from time to time by ROG and RPRCS in order to assist ROG in performing its obligations as creditor under the Applicable Rules. The Clearing Firms shall cooperate with each other in determining the applicable Credit Policies, shall generate and make all Margin maintenance calls in accordance with such Credit Policies and the Applicable Rules and shall have sole discretion with respect to the amount of Margin maintained by any Account.

           (g) ACCOUNT TRANSFERS. Pursuant to written notification received by the Correspondent and forwarded to either of the Clearing Firms, any Account of the Correspondent may choose to reject the Services to be performed by the Clearing Firms pursuant to this Agreement. Upon receipt of written notice from another broker dealer that an Account is to be transferred to such a broker dealer, the Clearing Firms shall expedite such transfer. All such notices received by RPRCS shall be forwarded immediately to ROG. Upon receipt of such notice, ROG shall have exclusive responsibility for compliance with Rule 412 of the New York Stock Exchange (the "NYSE") and any similar Applicable Rule. The Clearing Firms may accept and process directions received directly from the Customer with respect to the transfer of the Account to another broker dealer; the Clearing Firms may refuse to accept any other orders or instructions received directly from a Customer except those received from the correspondent through RPRCS.

           (h) CORRESPONDENT AND CUSTOMER SERVICE. RPRCS shall be responsible for receiving and, with such assistance or information as may be necessary from ROG, responding to all inquiries from Correspondents and Customers regarding the Accounts and all confirmations and statement relating to the Accounts or Trades therein. All such inquiries should initially be directed to the RPRCS Customer Service Department.

       1.2 FUNCTIONS AND OBLIGATIONS OF ROG. ROG shall carry on a fully disclosed basis, all Accounts introduced to it by the Correspondent through the courtesy of RPRCS in accordance with Sections 2.1 below and l.l(a) above and shall perform the following Services with respect to such Accounts:

           (a) OPENING OF ACCOUNTS. ROG will receive from RPRCS the basic information required to open an account (the name, address, tax identification number, standing instructions, representative number and such other information or agreements as it may deem necessary in order to perform the Services in accordance with the Applicable Rules and Procedures) and will promptly upon receipt establish a new Account reflecting such information. In addition, promptly upon receipt of any changed or corrected information with respect to the Account, ROG will make such change or correction to the Account records.

           (b) SETTLEMENT AND CLEARING OF TRADES. Upon receipt and acceptance of orders and instructions with respect to Trades executed within the Accounts by RPRCS as agent of Correspondent, ROG shall clear and settle such Trades for the Accounts by causing any securities sold to be delivered to the buyer against payment of the purchase price therefor or by receiving any securities purchased and paying the purchase price therefor by applying funds credited to the Account or extending Margin to the Account for the purchase in accordance with subsection 1.2(g) below.

           (c) STATEMENTS. ROG shall generate Account information necessary to prepare periodic statements for the Accounts in accordance with Applicable Rules and shall transmit such information to RPRCS for use in the preparation of such periodic statements. All statements prepared and mailed pursuant to this Agreement shall indicate that the Account is carried and Trades are cleared and settled by ROG through the courtesy of RPRCS, a division of Rauscher. Each statement shall disclose that all funds and securities of Customers are located at ROG.

           (d) BOOKS AND RECORDS. ROG shall prepare and maintain books and records with respect to the Trades and Accounts in accordance with the Applicable Rules. ROG shall promptly upon request of the Correspondent provide Correspondent with access to and, at the Correspondent's expense, originals or copies of any such books and records. All Corespondent requests for access to or copies of books and records maintained by ROG should initially be directed to the RPRCS Customer Service Department as set forth in Section 1.1(h) above.

           (e) CASHIERING. ROG shall perform all cashiering functions for Correspondent, including the receipt, delivery and transfer of funds, checks, and securities sold, loaned, purchased or borrowed to, from or for the Accounts in the performance of the Services pursuant to the Procedures and Credit Policies or instructions of the Correspondent received through RPRCS, including collection of any commissions, fees or charges payable to the Correspondent by Customers. The Clearing Firms shall not be responsible for any securities until received by RPRCS or any funds until collected by RPRCS from Correspondent or Customer. The Clearing Firms need not accept any instruction in violation of the Applicable Rules or contrary to the Procedures or Credit Policies.

           (f) SAFEKEEPING. ROG shall hold in custody and safe-keeping all securities and payments received for the Accounts, collect and disburse dividends and other distributions with respect to securities within the Accounts and process in accordance with any instructions received through RPRCS from any Correspondent exchange offers, rights offerings, warrants, tender offers, redemptions or proxy requests received with respect to securities in the Accounts.

           (g) MARGIN. ROG shall provide Margin in accordance with the Credit Policies to the Accounts for which the Customer has executed a Margin Agreement. ROG, as creditor, is responsible for compliance with Regulation T, 12 CFR, part 220, the Federal Margin Regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board"), any interpretive ruling issued by the Board, and any other applicable Margin and maintenance requirements of the Applicable Rules with respect to Margin Accounts. ROG may request that RPRCS act as its agent in performing certain Services in connection with Margin Accounts as may be agreed from time to time by ROG and RPRCS. The Clearing Firms shall cooperate with each other in determining the applicable Credit Policies, shall generate and make all Margin maintenance calls in accordance with such Credit Policies and Applicable Rules and shall have sole discretion with respect to the amount of Margin maintained by any Account.

           (h) ACCOUNT TRANSFERS. Pursuant to written notification received by the Correspondent and forwarded to either of the Clearing Firms, any Account of the Correspondent may choose to reject the Services to be performed by the Clearing Firms pursuant to this Agreement. Upon receipt of written notice from another broker dealer that an Account is to be transferred to such a broker dealer, ROG shall expedite such transfer. ROG shall have exclusive responsibility for compliance with Rule 412 of the New York Stock Exchange (the "NYSE") and any similar Applicable Rule. The Clearing Firms may accept and process directions received directly from the Customer with respect to the transfer of the Account to another broker dealer; the Clearing Firms may refuse to accept any other orders or instructions received directly from a Customer except those received from the Correspondent through RPRCS."

    b. RENUMBERING. Sections 1.8 and 1.9 of the Existing Agreement are hereby renumbered Sections 1.3 and 1.4 respectively.

    c. LIMITATIONS AND RESTRICTIONS. Section 1.4(d) of the Agreement (Section 1.9(d) of the Existing Agreement) is hereby amended to read as follows:

        "(d) For purposes of the Securities Investor Protection Act of 1970 and the Securities and Exchange Commission financial responsibility rules, Customers are Customers of ROG and not the Correspondent."

3. FUNCTIONS AND OBLIGATIONS OF CORRESPONDENT.

    a. OPENING AND APPROVING OF ACCOUNTS. The second sentence of Section 2.1 of the Existing Agreement is hereby amended to read as follows:

        "The correspondent shall introduce the Accounts for acceptance by ROG through the courtesy of RPRCS by furnishing to RPRCS the basic information required to open the account (the name, address, tax identification number, standing instructions, representative number and such other information or agreements as the Clearing Firms may deem necessary to perform the Services) and such Account Documents as the Clearing Firms may require in accordance with the Procedures."

    b. CUSTOMER PAYMENTS. Section 2.5 of the Existing Agreement is hereby amended to read as follows:

        "2.5 CUSTOMER PAYMENTS. In all Accounts, the Correspondent shall be responsible for purchases of securities until actual and complete payment therefor has been made. The Correspondent shall be responsible for sales of securities until acceptable deliveries of such securities have been completed. If Correspondent maintains minimum net capital of less than $250,000, it shall direct Customers to make all payments and deliver all securities directly to RPRCS for securities transactions within the account. If Correspondent maintains minimum net capital of less than $50,000, Correspondent shall notify Customers that Correspondent is prohibited from receiving funds (other than checks made payable to third parties, including the Clearing Firms) or securities. Correspondent shall deposit in ROG bank accounts established for the benefit of RPRCS prior to the close of business on the day of receipt all funds and checks received by Correspondent with respect to any Account in accordance with the Procedures to enable the Clearing Firms promptly and properly to record such remittances and receipts in the Account. Correspondent shall send all securities received by it to RPRCS by overnight delivery service on the day of receipt in accordance with the Procedures to enable the Clearing Firms to promptly and properly record such delivery for the Account. The Correspondent is responsible to the Clearing Firms for the collection of the initial Margin required pursuant to the Applicable Rules to support each Margin transaction for an Account, the amount of any Margin maintenance requirement pursuant to the Applicable Rules and the Procedures, and the timely payment of all Account Debits, interest and other charges incurred in an Account in which Margin is provided. The Correspondent is also responsible to the Clearing Firms for the collection of funds or securities required to settle any Trades in the Account. The Correspondent will promptly transmit to Customers all requests for initial and maintenance Margin and for funds or securities to settle Trades or pay Account Debits. The Correspondent shall be solely and exclusively responsible to the Clearing Firms for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) incurred or sustained by the Correspondent or one or both of the Clearing Firms as a result of the failure of any Account to timely make payments or deposits of securities to settle Trades or to comply with initial or maintenance Margin calls. In the event of such Customer failure, the Correspondent shall promptly effect a "buy-in" or "sell-out" of the Trade for the Account or liquidate an Account Debit and shall collect any deficiency resulting from the "buy-in" or "sell-out" or liquidation from the Customer. Notwithstanding the foregoing, either of the Clearing Firms may, in its sole discretion, effect a "buy-in" or "sell-out" of the Trade for the Account or liquidate an Account Debit at any time in accordance with the Applicable Rules."

4. DEPOSIT ACCOUNT. Section 5.2 of the Existing Agreement is hereby amended to read as follows:

    "5.2 DEPOSIT ACCOUNT. Upon execution of this Agreement, RPRCS shall establish an account with ROG for, and in the name of, Correspondent entitled the "Deposit Account." The Correspondent shall deliver to RPRCS for deposit to the Deposit Account cash and securities which are (a) direct obligations of, or guaranteed as to the timely payment of principal and interest by, the United States, (b) acceptable to the Clearing Firms, and
    (c) registered in the name specified by the Clearing Firms or in good deliverable form and which in the aggregate have a fair market value, as determined solely in the discretion of the Clearing Firms, equal to the Minimum Balance set forth at the end of this Agreement. The Clearing Firms shall not be obligated to perform any of the Services at any time that the aggregate fair market value of the Deposit Account is less than the Minimum Balance. Correspondent shall be obligated to deposit additional cash or securities acceptable to the Clearing Firms to cause the fair market value of the Deposit Account to be maintained in an amount equal to the Minimum Balance. The Clearing Firms, upon 10 days notice to the Correspondent, may require the Minimum Balance to equal the aggregate of all claims for which indemnity may be sought by the Clearing Firms pursuant to Section 7.1."

5. ADDITIONAL CONSIDERATION. The next to the last sentence of Section 6.2 of the Existing Agreement shall be amended to read as follows:

    "ROG shall be responsible for compliance with the Applicable Rules regarding Margin, the payment and charging of interest and hypothecation and lending of securities. ROG shall bear the costs of any Margin and to effect stock borrows."

6. TERMINATION BY NOTICE. Section 8.2 of the Existing Agreement shall be amended to read as follows:

    "8.2 TERMINATION BY NOTICE. This Agreement may be terminated without cause by any party upon ninety (90) days written notice to the other parties. In the event the Correspondent terminates this Agreement, the Correspondent shall pay the reasonable out-of-pocket expenses of the Clearing Finns in connection with converting and/or closing the Accounts. Correspondent may terminate this Agreement upon notice given 60 days prior to any date established by the Clearing Firms for the effective date of an increase in fees in accordance with Section 6.1."

7. AMENDMENTS. The Existing Agreement as amended by this Amendment represents the entire Agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Agreement represents the entire agreement among the parties, supersedes all prior agreements and understandings with respect to the subject matter contained herein. The waiver or failure to act by a party with respect to a breach by the other party of any provision of this Agreement shall not constitute a waiver of any subsequent breaches of that or any other provisions of this Agreement and shall not constitute an amendment of this Agreement.

8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Correspondent and the Clearing Firms have executed this Amendment as of the date set forth below.

RPR CLEARING SERVICES A DIVISION OF
RAUSCHER PIERCE REFSNES, INC.

By:              /S/ JOHN E. HICKEY
                 ------------------------------------
                 John E. Hickey, President

REGIONAL OPERATIONS GROUP, INC.

By:              /S/ JOHN E. HICKEY
                 ------------------------------------
                 John E. Hickey, Vice President


THE CHAPMAN COMPANY

By:              /S/ NATHAN A. CHAPMAN, JR.
                 ------------------------------------
                 Nathan A Chapman, Jr., President

Dated:                       6-16-93
                 ------------------------------------

I.   Clearance Fees
     A.   Equities                                       $21.00 per ticket
     B.   Options                                        $18.00 per ticket
          CMTA Option Transactions                       $4.50 per ticket
     C.   Principal Equities
          1.   Customer                                  $22.00 per ticket
          2.   Firm
               a.   Executed Through RPR                 No Charge
               b.   Executed Away, give-up RPR
                    1)   NSCC/DTC Eligible               $12.50 per ticket
                    2)   Physical                        $25.00 per ticket
     D.   Principal Bonds
          1.   Customer                                  $25.00 per ticket
          2.   Firm
               a.   Executed through RPR Desk            No Charge
               b.   Executed away, give-up RPR           $25.00 per ticket
     E.   Syndicate
          1.   Customer                                  $22.00 per ticket
          2.   Pick-up/Dealer Ticket                     $25.00
     F.   Mutual Funds
          1.   Fund Serve Trade                          $20.00 per ticket
          2.   Non-Fund Serve Trade                      $25.00 per ticket
     G.   Volume Discounts
          1. Clearance charges will be discounted for the first three months Broker transacts its business through RPR Clearing.
               a.   First Month                          35%
               b.   Second Month                         25%
               c.   Third Month                          10%

          2. Once Broker has gone beyond the first six months of transacting its business through RPR Clearing, RPR agrees to the following customer ticket discounts based on total monthly customer ticket volume. The total number of customer tickets determines the discount on the total of the clearance charges.

               a.   Less than 750 tickets per month      No Discount
               b.   750 to 999 tickets per month         3%
               c.   1,000 to 1,999 tickets per month     5%
               d.   2,000 tickets per month and above    7.5%

II.  Execution Fees

     A.   Listed Equities

          1.   Machine Market Orders

               a.   From 1 to 2,099 shares               $2.00 flat
               b.   2,100 and above                      .01 per share

          2.   Voice and Limit Orders                    .01 per share

          3.   Done Away                                 $3.00 flat

     B. OTC Away. If you would do your OTC agency trades through another broker and give-up RPR for clearance, we would charge $5.00 per ticket.

     C.   Agency Corporate Bond                          $1.00 per bond
                                                         $3.00 minimum,
                                                         $15.00 maximum

     D.   Options

          Price                                          Charge per Contract

          1.   1/16--7/16                                 .75
          2.   1/2--15/16                                 1.00
          3.   1--3 15/16                                 1.50
          4.   4--7 15/16                                 2.00
          5.   8--13 15/16                                2.50
          6.   14 and up                                  3.00


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

          CMTA Option Transactions

               Price                                     Charge per Contract

          1.   1/16--7/16                                  .65
          2.   1/2--15/16                                  .90
          3.   1--3 15/16                                 1.30
          4.   4 and above                                1.75

III. Miscellaneous Fees

     A.   Extensions                                     $10.00
     B.   Mailgrams                                      $10.00
     C.   Bank Wire Customer Funds                       $10.00
     D.   Returned Check                                 $25.00
     E.   Accommodation Transfer                         $20.00
     F.   Legal Deposit                                  $10.00
     G.   Legal Transfer                                 $15.00
     H.   Physical Reorganization Item                   $30.00
     I.   Non Physical Reorganization Item               $10.00
     J.   Rule 144 Item                                  $25.00
     K.   Cancel & Rebill                                $20.00
     L.   Transfer Agent Fees                            At Cost
     M.   Rush Transfer                                  At Cost
     N.   Registered Mail                                At Cost
     O.   Forms                                          At Cost
     P.   Duplicate Confirmations                        $1.25
     Q.   Duplicate Statements                           $1.25
     R. Postage will be charged to client on confirmation at $1.75 per transaction. Correspondent will be credited with $.50 per ticket if confirmations are printed and mailed from their office. Postage is not charged on institutional DVP/RVP transactions.

IV.  Interest

     A.   Margin Debits

          1. RPR will charge interest on Broker's customer margin debit balances to Broker's customers' margin accounts using RPR schedule.

          2. RPR will charge Broker the broker call rate plus 1/2% for all of Broker's customers' debit balances on a daily basis.

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

          3. RPR will credit Broker with the interest we charge on Broker's customer accounts and deduct the RPR charge.

     B.   Customer free credits.

          RPR will credit Broker 25 basis points for all of Broker's customer free credit balances.

     C.   Money market fund rebate.

          RPR will credit Broker 17 1/2 basis points for Broker's customer money market fund balances.

V.   Monthly Minimum of Combined Clearance and Execution          $ 1,000.00

AMENDMENT, to the Fully-Disclosed Clearing Agreement by and between RPR Correspondent Services, a division of Rauscher Pierce Refsnes, Inc. ("RPRCS"), Interra Clearing Services, Inc., a Minnesota Corporation, and The Chapman Company, is hereby amended and modified as follows:

    1.  The Chapman Company hereby agrees that it shall:

       (a) Allow Customers to use the checkwriting account provided by RPRCS (the "Checkwriting Account") in a manner consistent with Securities and Exchange Rules 15C3-3, as amended;

       (b) draw upon the Checkwriting Account only as agent for Customers; and

       (c) abide by the policies and procedures established by RPRCS with respect to the use of the Checkwriting Account.

    2. The Chapman Company further agrees that RPRCS reserves the right to terminate the Agreement in the event that RPRCS determines, in its sole judgment, that The Chapman Company has failed to abide by the policies and procedures respecting the operation of the Checkwriting Account.

Date:                         12-9-97
                 ------------------------------------

RPR CORRESPONDENT SERVICES, A DIVISION OF
RAUSCHER PIERCE REFSNES, INC.

By.              /S/ JOHN E. HICKEY
                 ------------------------------------
                 John E. Hickey
Its:             President


THE CHAPMAN COMPANY

By:              /S/ NATHAN A. CHAPMAN
                 ------------------------------------
                 Nathan A. Chapman


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